   As filed with the Securities and Exchange Commission on February 12, 2000
                                                      Registration No. 333-05304
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              -------------------

                     POST-EFFECTIVE AMENDMENT NO. 1 TO THE
                        FORM S-8 REGISTRATION STATEMENT
                       UNDER  THE SECURITIES ACT OF 1933

                              -------------------

                      Gemstar International Group Limited
            (Exact name of registrant as specified in its charter)

                              -------------------

              Delaware                               95-4782077
   (State or other jurisdiction of                (I.R.S. Employer
    incorporation or organization)                Identification No.)

                    135 North Los Robles Avenue, Suite 800
                          Pasadena, California 91101
                   (Address of principal executive offices)

                              -------------------

   Gemstar International Group Limited 1994 Stock Incentive Plan, as Amended
                           (Full title of the plan)

                              -------------------

                          Stephen A. Weiswasser, Esq.
                 Executive Vice President and General Counsel
                      Gemstar International Group Limited
                    135 North Los Robles Avenue, Suite 800
                          Pasadena, California 91101
                    (Name and address of agent for service)

                              -------------------

  Telephone number, including area code, of agent for service: (626) 792-5700

                              -------------------
                                   Copy to:
                            David A. Krinsky, Esq.
                             O'Melveny & Myers LLP
                     610 Newport Center Drive, Suite 1700
                        Newport Beach, California 92660

                              -------------------

                       CALCULATION  OF REGISTRATION  FEE
--------------------------------------------------------------------------------
                                       Proposed   Proposed
                                       Maximum    maximum
Title of             Amount            Offering   aggregate  Amount of
Securities           to be             Price      offering   registration
to be registered     registered        per unit   price      fee
--------------------------------------------------------------------------------
Common Stock,                          N/A        N/A        N/A
$0.01 par value      (1)(2)
(1)(2)
--------------------------------------------------------------------------------

(1) No additional securities are to be registered, and the registration fees were paid upon filing of the original Registration Statement No. 333-05304. Therefore, no further registration fee is required.
(2) Each share registered is accompanied by a preferred stock purchase right pursuant to the Registrant's Amended and Restated Rights Agreement, by and between Gemstar International Group Limited, a Delaware corporation which is a continuation of Gemstar International Group Limited, a British Virgin Islands corporation, and American Stock Transfer & Trust Company, a New York company.

     The Exhibit Index for this Registration Statement follows the signature page.
================================================================================
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                      GEMSTAR INTERNATIONAL GROUP LIMITED

                        POST EFFECTIVE AMENDMENT NO.1 TO
                       REGISTRATION STATEMENT ON FORM S-8

                                EXPLANATORY NOTE

     This post-effective amendment is being filed pursuant to Rule 414 of the Securities Act of 1933, as amended (the "Securities Act"), to reflect the change in the place of incorporation of Gemstar International Group Limited from the British Virgin Islands to the State of Delaware on February 9, 2000. In accordance with Rule 414 of the Securities Act, except as expressly modified by this post-effective amendment, Gemstar International Group Limited, a Delaware corporation (the "Registrant"), as the successor issuer, hereby expressly adopts the registration statement, as well as the employee benefit plan to which it relates, of Gemstar International Group Limited, a British Virgin Islands company ("Gemstar BVI"), as its own for all purposes of the Securities Act and the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3    Incorporation of Certain Documents by Reference

     The following documents originally filed with the Securities and Exchange Commission ("Commission") by Gemstar BVI are incorporated herein by reference:

     (a) Gemstar BVI's Annual Report on Form 10-K for the fiscal year ended March 31, 1999, filed with the Commission on June 29, 1999;

     (b) Gemstar BVI's Quarterly Reports on Forms 10-Q for the quarterly periods ended June 30, 1999 and September 30, 1999, filed with the Commission on August 16, 1999 and November 15, 1999, respectively;

     (c) Gemstar BVI's Current Reports on Forms 8-K for event dates October 4, 1999 and January 10, 2000, filed with the Commission on February 8, 2000 and January 25, 2000, respectively; and

     (d) The description of Gemstar BVI's Ordinary Shares contained in Gemstar BVI's Registration Statement on Form F-1 dated April 15, 1996, and any amendment or report filed for the purpose of updating such description and the Certificate of Incorporation of the Registrant which appeared as Annex B to the Proxy Statement for the Special Meeting of Stockholders to be held on March 17, 2000.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into the prospectus and to be

                                       2
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a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

     The Common Stock is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

Item 5.   Interests of Named Experts and Counsel

     Not applicable.

Item 6.            Indemnification of Directors and Officers

     Subject to any limitations in Gemstar BVI's Memorandum of Association or Articles of Association, British Virgin Islands law allows a corporation to indemnify, against all expenses, judgments, fines and amounts paid in settlement and reasonably incurred, any person who (1) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings by reason of the fact that the person is or was a director, officer or liquidator of the company or (2) is or was, at the company's request, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another entity; provided, however, that such person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful. Gemstar BVI's Articles of Association require the company to indemnify any person referred to in the preceding sentence if such person has been successful in defending any proceeding of the type described in the preceding sentence, regardless of whether such person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, had reasonable cause to believe that his or her conduct was unlawful.

     Section 102(b)(7) of the Delaware General Corporation Law permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. The Registrant's Certificate of Incorporation provides that the personal liability of its directors shall be limited to the fullest extent permitted by applicable law. Section 145 of the Delaware General Corporation Law contains provisions permitting corporations organized thereunder to indemnify directors, officers, employees or agents against expenses, judgments and fines and amounts paid in settlement actually and reasonably incurred and against certain other liabilities in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director, officer, employee or agent of the corporation. The Registrant's Certificate of Incorporation provides for indemnification of directors and officers to the fullest extent permitted by applicable law. The Registrant's Bylaws provide that the Registrant shall indemnify to the fullest extent permitted by law members of the board of directors and officers of the Registrant and their respective heirs, personal representatives and successors in interest for or on account of any action performed on behalf of the Registrant.

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Item 7.   Exemption from Registration Claimed

     Not applicable.

Item 8.   Exhibits

     See the attached Exhibit Index that follows the signature page.

Item 9    Undertakings

(a)  The undersigned registrant hereby undertakes:

     (1) To file during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a) (1) (i) and (a) (1)
          (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to

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     Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable,each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on February 8, 2000.

                              By: /s/ Henry C. Yuen
                                  ------------------------------------
                                  Henry C. Yuen
                                  Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates noted below.


          Signature                                 Title                           Date
          ---------                                 -----                           ----

/s/ Henry C. Yuen                       Chief Executive Officer,           February 8, 2000
-----------------------------           President and Director
        Henry C. Yuen                   (Principal Executive Officer)

*                                       Chief Financial Officer and        February 8, 2000
-----------------------------           Director (Principal Financial
       Elsie Ma Leung                   and Accounting Officer)

*                                       Director                           February 8, 2000
-----------------------------
Thomas L.H. Lau
*                                       Director                           February 8, 2000
-----------------------------
George Carrier
*                                       Director                           February 8, 2000
-----------------------------
Teruyuki Toyama
                                        Director                           February 8, 2000
-----------------------------
Perry A. Lerner


                                       Director                   February 8, 2000
-----------------------------
Douglas B. Macrae
                                       Director                   February 8, 2000
-----------------------------
James E. Meyer

/s/ Stephen A. Weiswasser              Director                   February 8, 2000
-----------------------------
Stephen A. Weiswasser

*By:  /s/ Henry C. Yuen
      -----------------------------
      Henry C. Yuen
      Chief Executive Officer
      and President, as attorney-
      in-fact for the persons
      named above

                                 EXHIBIT INDEX

Exhibit
Number          Description of Exhibit
------          ----------------------

4.1       Gemstar International Group Limited 1994 Stock Incentive Plan, as
          Amended*

5.        Opinion of O'Melveny & Myers LLP
          (opinion re legality)

23.1      Consent of KPMG LLP
          (independent accountants' consent)

23.2      Consent of Deloitte & Touche LLP
          (independent auditors' consent)

23.3      Consent of Counsel (included in Exhibit 5)

24.1      Powers of Attorney*

--------------
*Previously filed with the initial Registration Statement on July 19, 1996

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